Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

Company exceeds guidance, achieves 33% year-over-year growth and reaffirms revenue expectations for fiscal year 2007

PLANO, TX, OCTOBER 25, 2007 – Microtune®, Inc. (NASDAQ:TUNE) today announced its unaudited financial results for the third quarter and nine months ended September 30, 2007.

“Our third quarter revenue of $23.8 million exceeded our expectations and reflects another strong effort from the Microtune team,” said James A. Fontaine, President and CEO of Microtune. “We once again have achieved another solid quarter with strong financial performance from both a top-line and bottom-line perspective.”

FINANCIAL RESULTS SUMMARY

Net revenue for the three months ended September 30, 2007 was $23.8 million, a 4% decrease compared to net revenue of $24.8 million for the second quarter of 2007, and a 33% increase compared to net revenue of $18.0 million for the third quarter of 2006. Net revenue for the nine months ended September 30, 2007 was $68.4 million, a 30% increase over net revenue of $52.7 million for the nine months ended September 30, 2006.

Gross margin percentage was 50% for both the third quarter of 2007 and the third quarter of 2006, compared to 52% for the second quarter of 2007. Gross margin percentage was 51% for the nine months ended September 30, 2007, compared to 50% for the nine months ended September 30, 2006.

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of 2007 was $1.2 million, or $0.02 per diluted share, compared to net income of $2.1 million, or $0.04 per diluted share for the second quarter of 2007 and a net loss of $1.5 million, or $0.03 per share for the third quarter of 2006. For the nine months ended September 30, 2007, net income was $1.8 million, or $0.03 per diluted share, compared to a net loss of $1.7 million, or $0.03 per share for the nine months ended September 30, 2006.

Non-GAAP net income for the third quarter of 2007 was $3.5 million, or $0.06 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.07 per diluted share for the second quarter of 2007 and non-GAAP net income of $1.6 million, or $0.03 per diluted share for the third quarter of 2006. Non-GAAP net income for the nine months ended September 30, 2007 was $8.8 million, or

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$0.15 per diluted share, compared to non-GAAP net income of $4.3 million, or $0.07 per diluted share for the first nine months ended September 30, 2006. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the tables attached to this press release.

Mr. Fontaine added, “As we move into Q4, we continue to see the seasonal revenue pattern that we have experienced in the fourth quarter of previous years. Our revenue expectations for Q4 indicate year-over-year revenue growth at a healthy, solid 33% rate as compared to Q4 2006. During the last seven quarters, we have experienced year-over-year revenue growth, which I think demonstrates the strong business fundamentals of our Company.”

FINANCIAL HIGHLIGHTS

•	Net revenue of $23.8 million for the third quarter of 2007, up 33% over the prior year;

•	Gross margin of 50% for the third quarter of 2007;

•	Third quarter 2007 GAAP net income of $1.2 million, or EPS of $0.02 per diluted share;

•	Third quarter 2007 non-GAAP net income of $3.5 million, or EPS of $0.06 per diluted share; and

•	Cash and investments of $84.3 million at September 30, 2007.

Through September 30, 2007, the Company has shipped a cumulative historical total of 73 million silicon TV tuner chips.

FINANCIAL OUTLOOK

Microtune provided the following financial guidance:

•	Net revenue for fourth quarter of 2007 is expected to range from $21.5-22.5 million, with the guidance range mid point representing 33% growth over the prior year;

•	Net revenue for the year 2007 is expected to be approximately $90 million, representing 30% year-over-year revenue growth, consistent with guidance previously provided;

•	Gross margin for the next two quarters is expected to range from 48%-51%, consistent with recent quarters;

•	Non-GAAP R&D expenses for the fourth quarter of 2007 are expected to range from $5.7-$5.9 million;

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•	Non-GAAP SG&A expenses for the fourth quarter of 2007 are expected to range from $4.5-4.7 million;

•	Non-GAAP EPS for the year 2007 is expected to be approximately $0.17-$0.18, which would meet or beat current ‘Street’ consensus estimates;

•	Net revenue growth for the year 2008 is expected to be 20% or more, indicating that the ‘Street’ consensus revenue estimate appears generally reasonable.

BUSINESS HIGHLIGHTS

•

Microtune’s new wideband DOCSIS® 3.0 cable modem tuner (MicroTuner™ MT2170) started sampling during the quarter, and the Company began supporting customers and their efforts to participate in the industry’s first DOCSIS 3.0 Certification Wave.

•

Microtune’s newest generation of low-power cable tuners, targeted for battery-backed Voice over Internet Protocol (VoIP) cable modems, was deployed in a device that achieved DOCSIS 2.0 certification status. The MicroTuner™ MT2064 was the first 1-GigaHertz VoIP tuner deployed in a cable modem to gain certification status from CableLabs.

Mr. Fontaine said, “We continue to be optimistic about our business and believe that we are well positioned in the industry from a perspective of market opportunity, differentiated products and execution. As we look to 2008, we believe that we are entering the next phase of our growth with a solid balance sheet, strong customer product acceptance, strength across product families and market segments, and industry-recognized IC innovation and value-added engineering customer support services.”

CONFERENCE CALL

As previously announced, Microtune will hold an investors’ conference call today, Thursday, October 25, 2007, at 4:00 P.M. Central Time/5:00 P.M. Eastern Time to discuss the Company’s third quarter 2007 financial results and its outlook for the future.

To participate in the call, interested parties may dial 210-234-8001 (the passcode is “EARNINGS”). Alternatively, interested parties may also listen to the conference call on the Internet by accessing the Company’s website: www.microtune.com. A replay of the conference call will be available until November 8, 2007 via the Company’s website or by dialing 203-369-1688.

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NOTIFICATIONS

Included in this press release are Microtune’s unaudited Consolidated Balance Sheets as of September 30, 2007 and December 31, 2006, respectively; its unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2007 and 2006, respectively; its unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007 and 2006, respectively; and certain unaudited Additional Financial Information. This financial information should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the Company’s Quarterly Report on Form 10-Q for the first quarter ended March 31, 2007, filed on April 26, 2007, the Company’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2007, filed on July 26, 2007 and the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2007, filed on or about October 25, 2007.

Also included in this release are certain non-GAAP financial measures, including non-GAAP net income; non-GAAP net income per diluted share; shares used in non-GAAP net income per diluted share calculation; non-GAAP research and development expenses; non-GAAP selling, general and administrative expenses; and guidance of non-GAAP operating expenses. These non-GAAP financial measures are not calculated in accordance with GAAP and do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Microtune’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. Microtune is providing guidance of certain SG&A expenses, excluding stock option investigation related expense, because the corresponding GAAP financial measure is not accessible on a forward-looking basis without unreasonable effort. Microtune is unable to estimate future stock option investigation related expenses, which may be material. The lack of such reconciling information should be considered when assessing the impact of this disclosure. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Microtune has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Microtune believes the presentation of non-GAAP net income; non-GAAP net income per diluted share; non-GAAP research and development expenses; non-GAAP selling, general and administrative expenses; guidance of non-GAAP operating expenses; and shares used in non-GAAP net income per diluted share calculations included in this release in conjunction with the corresponding GAAP financial measures, provides meaningful information for investors, analysts and management in assessing Microtune’s business trends and financial performance. From a financial planning and analysis perspective, Microtune management analyzes its operating results with and without the impact of stock-based compensation expenses and fees and expenses relating to the investigation into past stock option granting practices, the related financial restatement, ongoing related litigation and regulatory proceedings.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 70 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include the Company’s ability to introduce new products, achieve design wins, meet customer or industry specifications, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation or regulatory proceedings. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other U.S. Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2007 Microtune, Inc. All rights reserved.

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Microtune, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$84,261	$38,010
Short-term investments	—	44,750
Accounts receivable, net	11,400	6,609
Inventories	10,206	8,988
Other current assets	2,834	2,127

Total current assets	108,701	100,484
Property and equipment, net	4,038	4,275
Other assets and deferred charges	3,061	843

Total assets	$115,800	$105,602

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,822	$4,847
Accrued compensation	3,643	2,646
Accrued expenses	2,102	1,731
Deferred revenue	77	23

Total current liabilities	11,644	9,247
Other non-current liabilities	118	87
Commitments and contingencies
Stockholders’ equity	104,038	96,268

Total liabilities and stockholders’ equity	$115,800	$105,602

Microtune, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenue	$23,813	$17,965	$68,377	$52,660
Cost of revenue	11,823	9,071	33,755	26,100

Gross margin	11,990	8,894	34,622	26,560
Operating expenses:
Research and development	5,782	5,172	17,451	15,316
Selling, general and administrative	6,179	6,331	18,838	15,997

Total operating expenses	11,961	11,503	36,289	31,313

Income (loss) from operations	29	(2,609)	(1,667)	(4,753)
Other income (expense):
Interest income	1,054	1,117	3,282	3,024
Foreign currency gains (losses), net	127	(38)	219	113
Other	42	4	67	31

Income (loss) before income taxes	1,252	(1,526)	1,901	(1,585)
Income tax expense	50	3	111	162

Net income (loss)	$1,202	$(1,529)	$1,790	$(1,747)

Net income (loss) per common share:
Basic	$0.02	$(0.03)	$0.03	$(0.03)

Diluted	$0.02	$(0.03)	$0.03	$(0.03)

Weighted-average common shares outstanding:
Basic	53,753	53,249	53,613	53,055

Diluted	56,596	53,249	55,796	53,055

Microtune, Inc.

STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2007	2006
Operating activities:
Net income (loss)	$1,790	$(1,747)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	1,100	1,141
Foreign currency gains, net	(219)	(113)
Stock-based compensation	4,639	4,584
Loss (gain) on sale of property and equipment	(16)	3
Changes in operating assets and liabilities:
Accounts receivable, net	(4,791)	(1,726)
Inventories	(1,218)	(1,190)
Other assets	(2,925)	(580)
Accounts payable	975	(1,520)
Accrued expenses	371	488
Accrued compensation	997	496
Deferred revenue	54	54
Other liabilities	31	3

Net cash provided by (used in) operating activities	788	(107)
Investing activities:
Purchases of property and equipment	(847)	(961)
Proceeds from sale of assets	—	7
Proceeds from maturity of held-to-maturity investments	—	1,620
Proceeds from sale of available-for-sale investments	58,750	47,600
Purchase of available-for-sale investments	(14,000)	(34,850)

Net cash provided by investing activities	43,903	13,416
Financing activities:
Proceeds from issuance of common stock	1,341	1,112

Net cash provided by financing activities	1,341	1,112
Effect of foreign currency exchange rate changes on cash	219	113

Net increase in cash and cash equivalents	46,251	14,534
Cash and cash equivalents at beginning of period	38,010	5,068

Cash and cash equivalents at end of period	$84,261	$19,602

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

STATEMENTS OF OPERATIONS

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Net revenue	$23,813	$24,766	$19,798	$16,572	$17,965
Silicon	77%	80%	77%	76%	77%
Modules	23%	20%	23%	24%	23%
Net revenue by market
Cable	65%	72%	68%	69%	65%
Digital Television	12%	7%	8%	8%	12%
Automotive	22%	20%	22%	21%	21%
Other	1%	1%	2%	2%	2%
Net revenue by geography
North America	32%	37%	40%	34%	35%
Europe	22%	22%	18%	19%	16%
Asia Pacific	46%	41%	42%	47%	49%
Ten percent customers (net revenue)(1)(4)
Cisco/Scientific-Atlanta (a Cisco company) (2)	28%	35%	30%	26%	25%
Asuspower/Asustek (3)	23%	21%	18%	20%	17%
Net revenue from top 10 customers (4)	83%	85%	85%	81%	78%
As a percent of net revenue
Gross margin	50.4%	51.6%	49.8%	48.1%	49.5%
Research and development	24.3%	23.5%	29.5%	37.0%	28.8%
Selling, general and administrative	25.9%	24.4%	33.4%	38.1%	35.2%

(1)	Data included only in instances where customers were 10% or greater of net revenue.

(2)	Cisco Systems, Inc. (Cisco) completed its acquisition of Scientific-Atlanta on February 27, 2006. Net revenue generated from Cisco, excluding Scientific-Atlanta, was insignificant in 2006.

(3)	Primarily for the benefit of ARRIS Group, Inc.

(4)	Includes respective manufacturing subcontractors.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

BALANCE SHEETS

(in thousands)

(unaudited)

	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Cash and cash equivalents	$84,261	$39,823	$40,312	$38,010	$19,602
Short-term investments	—	46,600	42,600	44,750	62,773

Total cash and investments	$84,261	$86,423	$82,912	$82,760	$82,375

Raw materials	$50	$54	$—	$14	$88
Work-in-process	4,090	3,910	3,356	3,260	4,045
Finished goods	6,066	4,765	5,396	5,714	5,001

Total inventory	$10,206	$8,729	$8,752	$8,988	$9,134

Inventory turns	4.6	5.5	4.5	3.8	4.0
Accounts receivable, net	$11,400	$9,481	$9,187	$6,609	$7,637
Days sales outstanding (DSO)	43	34	42	36	38
Common shares outstanding	53,809	53,698	53,560	53,290	53,274
Weighted-average common shares outstanding for the quarter ended
Basic	53,753	53,644	53,441	53,288	53,249
Diluted	56,596	54,521	53,441	53,288	53,249
Total employees	206	202	202	204	200

Microtune, Inc.

STOCK-BASED COMPENSATION EXPENSE

UNDER SFAS NO. 123R

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Cost of revenue	$11	$11	$10	$11	$14
Research and development	654	555	654	685	672
Selling, general and administrative	968	984	792	542	976

Total stock-based compensation expense included in operating expenses	1,622	1,539	1,446	1,227	1,648

Total stock-based compensation expense	$1,633	$1,550	$1,456	$1,238	$1,662

CERTAIN EXPENSES RELATING TO

INVESTIGATION, RESTATEMENT AND LITIGATION

INCLUDED IN SELLING, GENERAL AND ADMINISTRATIVE

(in thousands)

(unaudited)

	Three Months Ended
	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Total investigation, restatement and litigation expenses included in selling, general and administrative expenses	$690	$418	$1,250	$1,812	$1,452

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP OPERATING EXPENSES

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP research and development expense	$5,782	$5,172	$17,451	$15,316
Stock-based compensation expense	654	672	1,863	1,903

NON-GAAP research and development expense	$5,128	$4,500	$15,588	$13,413

GAAP selling, general and administration expense	$6,179	$6,331	$18,838	$15,997
Stock-based compensation expense	968	976	2,744	2,631
Expenses relating to investigation, restatement and litigation	690	1,452	2,357	1,452

NON-GAAP selling, general and administration expense	$4,521	$3,903	$13,737	$11,914

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP ESTIMATED OPERATING EXPENSES FOR THE

FOURTH QUARTER OF 2007

(unaudited)

Estimated For Quarter Ended December 31, 2007
Estimated GAAP research and development expense	$6.7 million to $6.9 million
Estimated stock-based compensation expense	$0.6 million to $0.8 million
Estimated expenses relating to investigation, restatement and litigation	$0.3 million to $0.4 million

Estimated NON-GAAP research and development expense	$5.7 million to $5.9 million

Estimated GAAP selling, general and administration expense	See Note (1)
Estimated stock-based compensation expense	$0.9 million to $1.1 million
Estimated expenses relating to investigation, restatement and litigation	See Note (1)
Estimated NON-GAAP selling, general and administration expense	$4.5 million to $4.7 million

(1)	Microtune is unable to estimate future stock option investigation related expenses and, therefore, cannot reasonably estimate GAAP selling, general and administrative expenses.

Microtune, Inc.

ADDITIONAL FINANCIAL INFORMATION

RECONCILIATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
GAAP net income (loss)	$1,202	$(1,529)	$1,790	$(1,747)
Stock-based compensation expense	1,633	1,662	4,639	4,574
Expenses relating to investigation, restatement and litigation	690	1,452	2,357	1,452

NON-GAAP net income	$3,525	$1,585	$8,786	$4,279

Basic net income (loss) per share:
GAAP	$0.02	$(0.03)	$0.03	$(0.03)

NON-GAAP	$0.07	$0.03	$0.16	$0.08

Diluted net income (loss) per share:
GAAP	$0.02	$(0.03)	$0.03	$(0.03)

NON-GAAP	$0.06	$ __0.03	$0.15	$0.07

Weighted-average common shares outstanding used in basic net income (loss) per share calculation:
GAAP	53,753	53,249	53,613	53,055
NON-GAAP	53,753	53,249	53,613	53,055
Weighted-average common shares outstanding used in diluted net income (loss) per share calculation:
GAAP	56,596	53,249	55,796	53,055
NON-GAAP	57,916	57,118	56,825	57,093
RECONCILIATION OF SHARES USED IN THE CALCULATION OF NON-GAAP TO GAAP CONSOLIDATED NET INCOME (LOSS) PER SHARE (in thousands) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Weighted-average common shares outstanding used in basic net income (loss) per share calculation – GAAP and NON-GAAP	53,753	53,249	53,613	53,055
Weighted-average common shares outstanding used in diluted net income (loss) per share calculation – GAAP	56,596	53,249	55,796	53,055
Incremental common equivalent shares	1,320	3,869	1,029	4,038

Weighted-average common shares outstanding used in diluted net income per share calculation – NON-GAAP	57,916	57,118	56,825	57,093